UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
MELLANOX TECHNOLOGIES, LTD.

(Exact Name of Registrant as Specified in its Charter)

Israel	98-0233400
(State of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)

Hermon Building, Yokneam, Israel	20692

(Address of Principal Executive Offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Ordinary shares, nominal value NIS 0.0175 per share	The NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-137659
Securities to be registered pursuant to Section 12(g) of the Act:
Not Applicable

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
The description of the ordinary shares of Registrant set forth under the caption “Description of Authorized Share Capital” in Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 28, 2006, as amended (Registration No. 333-137659) (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.
Item 2. Exhibits.
Because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC, and the securities being registered by this Form 8-A are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, no exhibits are required to be filed with this Form 8-A.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 6, 2007	MELLANOX TECHNOLOGIES, LTD.
	By:	/s/ Michael Gray
Michael Gray
Chief Financial Officer